EXHIBIT 10.19(d)

FIFTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE

AGREEMENT GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS

This Amendment, dated as of July 30, 2004 (the “Fifth Amendment”), to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of July 30, 2003 (the “Master Repurchase Agreement”), as amended by the First Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of November 19, 2003, the Second Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of March 16, 2004, the Third Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of June 18, 2004 and the Fourth Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of June 29, 2004 (collectively, the “Agreement”), is made by and between LEHMAN BROTHERS BANK, FSB (“Buyer”) and AAMES CAPITAL CORPORATION (“Seller” and, together with the Buyer, the “Parties”).

RECITALS

WHEREAS, the Seller and the Buyer are parties to the Agreement, pursuant to which the Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain Mortgage Loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such Mortgage Loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

WHEREAS, the Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the Mortgage Loans.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Amendment.

1.1. The definition of “Final Repurchase Date” in the Agreement is hereby replaced in its entirety as follows:

“Final Repurchase Date” means July 30, 2005 or such earlier date on which all Purchased Mortgage Loans are required to be immediately repurchased pursuant to Section 14(a).

1.2. The definition of “Collateral Amount Percentage” in the Agreement is hereby replaced in its entirety as follows:

“Collateral Amount Percentage” means the amount set forth in the related Confirmation with respect to each Mortgage Loan which, (1) in determining whether a Market Value Collateral Deficit exists pursuant to the second sentence of Section 4(a) hereof shall, for each type of Mortgage Loan set forth in the first column below, equal the applicable percentage set forth in the second column below and (2) in determining whether a Securitization Value Collateral Deficit exists pursuant to the third sentence of Section 4(a) hereof shall, for each type of Mortgage Loan set forth in the first column below, equal the applicable percentage set forth in the third column below.

Mortgage Loan Type	Percentage for Market Value Collateral Deficit Determination	Percentage for Securitization Value Collateral Deficit Determination
(a) Purchased Mortgage Loan that has been subject to Transactions for less than 121 days	103.6%	105.8%

(b) Purchased Mortgage Loan that has been subject to Transactions for 121 or more days but not more than 150 days	105.3%	107.5%

1.3. The reference to “$300,000,000” in subsection 3(f) of the Agreement is hereby replaced with a reference to “$500,000,000” so that subsection 3(f) of the Agreement shall read in its entirety as follows:

“(f) With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions shall not exceed $500,000,000. The Purchase Price for any individual Purchased Mortgage Loan under this Agreement shall not exceed the unpaid principal balance of such Purchased Mortgage Loan.”

Section 2. Covenants, Representations and Warranties of the Parties.

2.1. Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each of the Parties hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

2.2. Each of the Parties hereby represents and warrants to the other that (a) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Amendment has been duly authorized by all requisite corporate action on the part of such Party and will not violate any provision of the organizational documents of such Party.

Section 3. Effect upon the Agreement.

3.1. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the “Agreement” in the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

3.2. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 4. Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 5. Counterparts.

This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first above written.

SELLER:

AAMES CAPITAL CORPORATION, as Seller

By:
Name:
Title:

BUYER:

LEHMAN BROTHERS BANK, FSB, as Buyer

By:
Name:
Title:

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